ZD VENTURES CORPORATION TO BUY 100% OF BLUESENCE

Toronto, July 11, 2014 – ZD Ventures Corporation (OTCBB: ZDVN) (“The Company” “ZD Ventures”) is pleased to announce that it has renegotiated the previously announced letter of intent with Bluesence Innovation Group S.L. (“Bluesence”). Under the re-negotiated terms, The Company will acquire 100% of Bluesence for one million shares of the Company to be held in escrow and released in tranches to the current owners of Bluesence on achievement of agreed milestones. In addition, ZD Ventures will continue to finance the ongoing operational needs of Bluesence.

Bluesence is a Barcelona, Spain based company providing cloud solutions for the Small and Medium business market based on the IBM Smart Cloud strategy. Bluesence is an IBM Business Partner focused on Smarter Analytics and Big Data Capture for Enterprise, Content Management Solutions for Social, Business Real Time Analytics, IBM Mobile First Solutions and IBM Cloud Solutions.

Bluesence is headed up by Sergi Vargas and Emili Murcia, two senior well respected IT professionals with over 20 years of experience each in the IT solutions space. They have been recognized as always being on the leading edge of technology and facilitating how new technologies can be integrated into the companies they serve.  Their work and experience in the Spanish market combined with their outstanding knowledge of IBM technology, software and strategy make Bluesence a key trusted partner for the companies seeking the best of cloud solutions for their businesses and international expansion and strategy.

Mr.Vargas will continue on in his capacity of CEO of Bluesence .

Kam Shah, CEO, commented "We are very pleased to have come to an arrangement to acquire 100 % of Bluesence. This gives us a great foothold in Spain, a relationship with IBM and the opportunity to develop a great business as well as enhance our current B’Wished project in development. I look forward to working with the team from Bluesence."

Sergi Vargas,CEO of Bluesence, commented," I am very happy to be part of the ZD Ventures team and the Company. I look forward to helping build Bluesence through ZD Ventures,becoming a leader in Spain and expanding our business worldwide".

Dr.Angel  Moreu,senior executive , IBM Spain commented " We are very pleased to have Bluesence as one of our key business partners. One of IBM's objectives is to consolidate IBM's strategy in the market amplifying and making IBM's portfolio accessible and consumable to all types of enterprises using IBM Cloud ,data analytics and social IBM capabilities, to foster new business and transforming existing ones through what today's and near future IT technologies can provide. It's about the solutions and new digital business paradigms that a company like Bluesence can foster and speed up to using today IBM capabilities including the adoption of cognitive systems like Watson to reach unprecedented levels of new business and added value to the enterprise, its customers and society in general, making a smarter planet a reality"

About the Company

ZD Ventures is seeking to expand into the internet industry by acquiring and supporting emerging internet-related technologies and other related assets.

For further information regarding this press release, investment opportunities, or other questions, please contact Jeff Robinson  at jeff@internetadvisorycorp.com

For Bluesence contact Sergi Vargas @ svargas@bluesence.es

For information on Bluesence please visit  www.bluesence.es

Forward-Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. The Company expressly disclaims any obligation to publicly update any forward-looking statements contained herein, whether as a results of new information, future events or otherwise, except as required by law.

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